EXHIBIT 99.1

AVX Corporation Announces Preliminary Second Quarter Results

FOUNTAIN INN, S.C. – October 25, 2017 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the second quarter ended September 30, 2017.

Chief Executive Officer and President, John Sarvis, stated, “We completed the second quarter of our fiscal year with net sales of $352.7 million, reflecting an increase over both the previous quarter and the same quarter in the prior year. Our gross profit of $77.3 million, or 21.9 percent, reflects solid operating performance. These results are reflective of new design wins along with increased demand from our customers for value-added components and interconnect devices in addition to our continued focus on manufacturing efficiencies and cost reductions. We continue to be optimistic about future activity as we saw a build in our order backlog during recent quarters and our distribution channel continues to experience favorable trends with increasing demand. In addition to our acquisition of the TS&C division of TT Electronics completed earlier this month, we have continued to make significant investments in manufacturing plant expansion and product line rationalizations to support our customers’ growing requirements. We are optimistic that the continuing evolution of new electronic devices and content will provide growth opportunities going forward.”

For the three and six month periods ended September 30, 2017, net sales were $352.7 million and $684.0 million, respectively, compared to net sales of $327.5 million and $642.3 million, respectively, for the same period last year, reflecting improving global market conditions for our components and interconnect devices.

Profit from operations for the three and six month periods ended September 30, 2016 include charges of $12.8 million and $15.3 million, respectively, related to previously disclosed intellectual property damages awards resulting from litigation with respect to a patent infringement case filed in the United States District Court for the District of Delaware by Presidio Components, Inc. Additionally, profit from operations for the six month period ended September 30, 2016 reflects a charge of $3.6 million ($2.3 million after-tax) related to estimated environmental remediation costs resulting from legacy environmental issues at an inactive property.

Net income for the quarter ended September 30, 2017 was $34.8 million, or $0.21 per diluted share, compared to net income of $26.5 million, or $0.16 per diluted share, for the quarter ended September 30, 2016.

Net income for the six month period ended September 30, 2017 was $66.3 million, or $0.39 per diluted share, compared to net income of $56.4 million, or $0.34 per diluted share, for the six month period ended September 30, 2016.

On October 2, 2017, AVX Corporation announced it had completed the acquisition of the Transportation, Sensing and Control (“TS&C”) division of TT Electronics, PLC, a United Kingdom (U.K.) Company, for approximately $156 million in cash. In the financial year ended December 31, 2016, the TS&C Business generated approximately $300.0 million of revenue.

Mr. Sarvis said, “The purchase of the TS&C division from TT Electronics enhances our position in the automotive business and provides further opportunities for expansion. We are confident that the combination presents a great opportunity for further growth.”

Chief Financial Officer, Kurt Cummings, stated, “As a part of our long-term strategy, we continued to foster our financial strength in order to allow flexibility for investments in potential acquisitions, materials, equipment and people to support the long-term growth of the Company. As of September 30, 2017, we had cash, cash equivalents and short-term investments in securities of approximately $1.2 billion and no debt. We continued to use our resources to provide value to our stockholders during the quarter by paying $18.5 million in dividends to stockholders. In order to enhance shareholder value, the Board of Directors recently increased the quarterly dividend to $0.115 per common share, representing a $0.46 annual dividend rate, and a 4.5% increase over the previous dividend rate.”

AVX, headquartered in Fountain Inn, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2016	2017	2016	2017
Net sales	$327,461	$352,693	$642,284	$684,047
Cost of sales	252,869	275,420	495,358	532,928
Intellectual property damages award	12,793	-	15,264	-
Gross profit	61,799	77,273	131,662	151,119
Selling, general & admin. expense	29,047	32,487	60,524	63,902
Legal and environmental charges	-	-	3,600	-
Profit (loss) from operations	32,752	44,786	67,538	87,217
Other income, net	2,729	4,254	7,794	6,167
Income (loss) before income taxes	35,481	49,040	75,332	93,384
Provision (benefit) for taxes	8,961	14,222	18,923	27,082
Net income	$26,520	$34,818	$56,409	$66,302

Basic income per share	$0.16	$0.21	$0.34	$0.39
Diluted income per share	$0.16	$0.21	$0.34	$0.39

Weighted average common shares outstanding:
Basic	167,324	168,262	167,389	168,167
Diluted	167,597	168,918	167,602	168,754

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	September 30,
	2017	2017
Assets
Cash and cash equivalents	$578,634	$618,789
Short-term investments in securities	528,748	546,625
Accounts receivable, net	186,804	196,544
Inventories	474,128	465,343
Other current assets	68,090	48,315
Total current assets	1,836,404	1,875,616
Property, plant and equipment, net	239,951	268,075
Goodwill and other intangibles	266,701	264,997
Other assets	134,357	141,228

TOTAL ASSETS	$2,477,413	$2,549,916

Liabilities and Stockholders' Equity
Accounts payable	$80,441	$78,171
Income taxes payable and accrued expenses	135,626	141,595
Total current liabilities	216,067	219,766
Other liabilities	44,867	45,612

TOTAL LIABILITIES	260,934	265,378

TOTAL STOCKHOLDERS' EQUITY	2,216,479	2,284,538

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,477,413	$2,549,916

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking. The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2018, overall volume and pricing trends, potential for future growth, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures. There may also be other statements of expectations, beliefs, outlook, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management's expectations and are inherently uncertain. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by the forward-looking statements for a variety of reasons, including without limitation, changes in the global economy or the economy of any locality in which we conduct business; changes in general industry and market conditions or regional growth or declines; loss of business from increased competition; higher raw material costs or raw material shortages; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; market acceptance of our new products; possible adverse results of pending or future litigation or infringement claims; our ability to protect our intellectual property rights; negative impacts of environmental investigations or other governmental investigations and associated litigation; tax assessments by governmental authorities and changes in our effective tax rate; dependence on and relationships with customers and suppliers; and other risks and uncertainties discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2017. Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC. You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law. All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Fountain Inn

Kurt Cummings

864-967-9303

investor.relations@avx.com